Exhibit 10.6

DEERFIELD TRIARC CAPITAL CORP.

Amended and Restated Stock Option Agreement

THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT, dated the 14th day of June, 2005, amends and restates in its entirety that certain Stock Option Agreement, dated December 23, 2004, between DEERFIELD TRIARC CAPITAL CORP., a Maryland corporation (the “Company”), and DEERFIELD CAPITAL MANAGEMENT LLC, (the “Manager”), made pursuant and subject to the provisions of the Company’s 2004 Stock Incentive Plan (the “Plan”), a copy of which has been made available to the Manager. All terms used herein that are defined in the Plan have the same meaning given them in the Plan. As used herein, “Management Agreement” means that certain Management Agreement dated the date hereof between the Company and the Manager.

1.          Grant of Option. Pursuant to the Plan, the Company, on the closing date (the “Date of Grant”) of the offering of Common Stock pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”), Regulation S of the Securities Act and Regulation D, Rule 506 of Section 4(2) of the Securities Act (the “Offering”) hereby grants to the Manager, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and Option to purchase from the Company all or any part of an aggregate of 1,346,156 shares of Common Stock at the option price equal to the price of the Common Stock in the Offering. This Option is not intended to be an “incentive stock option” under Section 422 of the Code. Such Option will be exercisable as hereinafter provided.

2.          Terms and Conditions. This Option is subject to the following terms and conditions:

(a)        Expiration Date. This Option shall expire at 11:59 p.m. on the day preceding the tenth anniversary of the Date of Grant.

(b)        Vesting. This Option shall be exercisable as provided in clauses 2(b)(i), 2(b)(ii) and 2(b)(iii).

(i)         Subject to the Manager’s continued service to the Company and its Affiliates, this Option shall become exercisable with respect to one-third of the shares of Common Stock subject to this Option on each of the first, second and third anniversaries of the Date of Grant. If the vesting schedule described in the preceding sentence results in the right to exercise this Option as to of a fractional share of Common Stock, such fractional share shall not be deemed vested pursuant to the vesting schedule but shall vest and become transferable when such fractional share and other fractional shares that would have become vested and transferable aggregate whole shares of Common Stock.

(ii)         If the Manager’s service to the Company and its Affiliates terminates or is terminated for any reason, the right to exercise this Option shall terminate to the extent this Option has not previously become exercisable. Notwithstanding the preceding sentence, if the Manager’s service to the Company and its Affiliates is terminated by the Company other than for Cause (as defined in the Management Agreement), including non-renewal of the Management Agreement by the Company, or by the Manager pursuant to Section 15 of the Management Agreement, then this Option shall be immediately exercisable in whole or in part with respect to the shares of Common Stock that remain subject to this Option.

(iii)        In accordance with the Plan, this Option shall be immediately exercisable, in whole or in part, on a Control Change Date with respect to the shares of Common Stock subject to this option on the Control Change Date.

Once this Option has become exercisable it shall continue to be exercisable until the Expiration Date. A partial exercise of this Option shall not affect the Manager’s right to exercise this Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

(c)        Method of Exercise and Payment for Shares. This Option shall be exercised by written notice delivered to the attention of the Company’s Secretary at the Company’s principal executive office. The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the option price in full, in cash or cash equivalent acceptable to the Committee, or by the surrender of shares of Common Stock with an aggregate Fair Market Value (determined as of the preceding business day) which, together with any cash or cash equivalent paid by the Manager, is not less than the option price of the number of shares of Common Stock for which the Option is being exercised.

(d)        Transferability. This Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered. Notwithstanding the preceding sentence and subject to such terms and conditions as the Administrator may require, the Manager may transfer all or part of the shares of this Option to an employee or officer of the Manager or an individual who otherwise provides services to the Manager (each a “Permitted Transferee”). This Option may be transferred pursuant to the preceding sentence only if the Manager gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the proposed transfer complies with the requirements of the Plan, this Agreement and any other terms and conditions that the Administrator may require in connection with such transfer. The Company may issue replacement Agreements that reflect such transfer and may require the Permitted Transferee to sign the replacement Agreement. Unless otherwise provided in the replacement Agreement, the terms of this Agreement shall apply to the Permitted Transferee and any reference in the Plan or this Agreement to the Manager or Participant shall be deemed to refer to the Permitted Transferee except that (i) the Permitted Transferee shall not be entitled to transfer the Option other than by will or the laws of descent and distribution, (ii) the Permitted Transferee shall not be entitled to exercise the Option or receive any shares of Common Stock thereunder unless there is in effect a registration statement on an appropriate form covering the shares or the Company reasonably determines that an exemption from registration is available, (iii) the

Administrator or the Company shall not be required to provide any notice to the Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Manager under the Plan or otherwise, and (iv) the consequences of a termination of the Manager’s service to the Company and its Affiliates shall continue to apply to the unexercisable portion of the Option awarded hereunder that are held by the Manager and the Permitted Transferee.

3.          Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Manager to a fractional share such fraction shall be disregarded.

4.          Change in Capital Structure. The terms of this Option shall be adjusted as the Board determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

5.          Governing Law. This Agreement shall be governed by the laws of the State of Maryland.

6.          Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

7.          Manager Bound by Plan. The Manager hereby acknowledges that a copy of the Plan has been made available to the Manager and agrees to be bound by all the terms and provisions thereof.

8.          No Right to Continued Service. This Option does not confer upon the Manager any right with respect to continuance of service to the Company or an Affiliate.

9.          Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors of the Manager and its transferees and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Stock Option Agreement to be signed by a duly authorized officer, and the Manager has caused this Amended and Restated Stock Option Agreement to be signed by its duly authorized officer.

DEERFIELD TRIARC CAPITAL CORP.		DEERFIELD CAPITAL MANAGEMENT LLC

By:	/s/ Frederick L. White	By:	/s/ Marvin Shrear
Name:	Frederick L. White	Name:	Marvin Shrear
Title:	Senior Vice President	Title:	Chief Financial Officer